CONVERTIBLE DEBENTURE PURCHASE AND EXCHANGE AGREEMENT

                                      Among

                                  MONEYZONE.COM

                          GLOBAL CAPITAL PARTNERS, INC.

                                       and

                         THE INVESTORS SIGNATORY HERETO

                         Dated as of September 15, 2000

         CONVERTIBLE DEBENTURE PURCHASE AND EXCHANGE AGREEMENT (this "AGREEMENT"), dated as of September 15, 2000, among MoneyZone.com, a Nevada corporation (the "COMPANY"), Global Capital Partners, Inc., a Delaware corporation ("GCAP"), and the investors signatory hereto (each such investor is a "PURCHASER" and all such investors are, collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Company desires to issue and sell to the Purchasers and the Purchasers, severally and not jointly, desire to purchase from the Company, up to an aggregate principal amount of $2,500,000 of the Company's 6% Convertible and Exchangeable Debentures, due September 15, 2002, which shall be in the form of EXHIBIT A (the "DEBENTURES"), and which are convertible into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), and certain Common Stock purchase warrants entitling the Purchasers to acquire shares of the Common Stock.

         WHEREAS, GCAP owns approximately 31% of the Company's outstanding Common Stock and as such will benefit from the Purchasers investment in the Company.

         WHEREAS, to induce the Purchasers to acquire the securities of the Company under this Agreement, GCAP desires to grant a right to the Purchasers to exchange their Debentures and Warrants (as defined below) for certain securities of GCAP as further described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, GCAP and the Purchasers agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 THE CLOSING

             (a) THE CLOSING. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase from the Company, the Debentures and the Warrants for an aggregate purchase price of $2,500,000. The closing of the purchase and sale of the Debentures and the Warrants (the "CLOSING") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("ROBINSON SILVERMAN"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

                  (ii) At the Closing, the parties shall deliver or shall cause to be delivered the following: (A) the Company shall deliver to each Purchaser:
(1) Debentures registered in the name of such Purchaser in the aggregate principal amount indicated below such Purchaser's name on the signature page to this Agreement, (2) a Common Stock purchase warrant, in the form of EXHIBIT B, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire shares of Common Stock upon the terms and in such number as indicated below such Purchaser's name of the signature pages to this Agreement (each a "WARRANT" and collectively, the "WARRANTS"), (3) the legal opinion of Berlack, Israels & Liberman LLP, outside counsel to the Company, in agreed form, (4) an executed Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of EXHIBIT C (the "REGISTRATION RIGHTS AGREEMENT"), (5) Transfer Agent Instructions, in the form of EXHIBIT B, delivered to and acknowledged by the Company's transfer agent (the "TRANSFER AGENT INSTRUCTIONS"), and (6) a stock certificate registered in the name of such Purchaser, representing an aggregate of 30,000 shares of Common Stock in such number as indicated below such Purchaser's name of the signature pages to this Agreement (the "ADDITIONAL SHARES"), and (7) the letter, dated September 15, 2000, from GCAP to Cortlandt Investors LLC regarding the Additional Shares (the "SHARES Letter"), (B) each Purchaser shall deliver (i) to the Company: (1) the purchase price indicated below such Purchaser's name on the signature page to this Agreement in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) an executed Registration Rights Agreement and
(ii) to GCAP, an executed Securities Exchange Agreement, in the form of EXHIBIT D (the "EXCHANGE AGREEMENT"); and (C) GCAP shall deliver to each Purchaser an executed Exchange Agreement.

         1.2 CERTAIN DEFINED TERMS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in the Debentures; "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and North Carolina are authorized or required by law or other governmental action to close; A "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchasers:

             (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except in the State of North Carolina and where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Registration Rights Agreement, the Transfer Agent Instructions, the Shares Letter or the Warrants (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, or condition (financial or otherwise) of the Company as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "MATERIAL ADVERSE EFFECT"). The Company has no subsidiaries.

             (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company is not in violation of any of the provisions of its respective certificate or articles of incorporation, by-laws or other organizational or charter documents.

             (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of securities of the Company entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as a result of the purchase and sale of the Debentures and the Warrants and except as disclosed in SCHEDULE 2.1(C), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock from the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock from the Company. The issue and sale of the Debentures, Warrant or Underlying Shares (as hereinafter defined) will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchaser and will not result in a right of any holder of Company securities to adjust the exercise or conversion or reset price under such securities. The information contained in
SCHEDULE 2.1(C), shall also state the number of shares of the Company's securities that may be resold under Rule 144 promulgated under the Securities Act ("RULE 144"), within twelve months from the date of this Agreement and the dates on which such shares may commence to be resold under Rule 144 and the date of the original issuance of such securities for purposes of determining the commencement of the holding period for such securities under Rule 144.

             (d) ISSUANCE OF THE DEBENTURES AND THE WARRANTS. The Company will have (and will, at all times while the Debentures and the Warrants are outstanding, maintain) an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of such Debentures and Warrants, to enable it to perform its conversion and other obligations under this Agreement and the Debentures. Such number of reserved and available shares of Common Stock shall not be less than the sum of (i) 200% of the number of shares of Common

Stock which would be issuable upon conversion in full of the Debentures assuming such conversion occurred on the Original Issue Date, the Debentures remain outstanding for two years and all interest is paid in shares of Common Stock and
(ii) the number of shares of Common Stock issuable upon exercise of the Warrants (such number of shares of Common Stock as contemplated in clauses (i)-(ii), the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of the Debentures and the Warrants. The shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants are collectively referred to herein as the "UNDERLYING SHARES." The Debentures, the Warrants and the Underlying Shares are collectively referred to herein as, the "SECURITIES." When issued in accordance with the Debentures, and the Warrants, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable.

             (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other charter documents (each as amended through the date hereof), or
(ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

             (f) FILINGS, CONSENTS AND APPROVALS. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.10, (ii) the filing with the Commission of a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchasers (the "UNDERLYING SHARES REGISTRATION STATEMENT"), (iii) applicable Blue Sky filings, and (iv) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (collectively, the "REQUIRED APPROVALS").

             (g) LITIGATION; PROCEEDINGS. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Company does not have pending before the Commission any request for confidential treatment of information and the Company has no knowledge of any expected such request that would be made prior to the Effectiveness Date (as defined in the Registration Rights Agreement). There has not been, and to the best of the Company's knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

             (h) NO DEFAULT OR VIOLATION. The Company is not (i) in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any judgment or order of any court, arbitrator or governmental body, or (iii) in violation of any statute, rule or regulation of any governmental authority, in each case of clauses (i),
(ii) or (iii) above, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

             (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Sections 2.2(b)-(g), the offer, issuance and sale of the Securities to the Purchasers as contemplated hereby are exempt from the registration requirements of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or is, to the knowledge of the Company, contemplating taking any action which could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act including soliciting any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

             (j) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), including, without limitation, all filings required pursuant to Sections 13(a) and 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Reports as required under the Exchange Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since June 30, 2000 except as specifically disclosed in the SEC Reports, (a) there has been no event, occurrence or development that has or that could result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock.

             (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (l) CERTAIN FEES. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other similar Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

             (m) SOLICITATION MATERIALS. Neither the Company nor any Person acting on the Company's behalf has solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

             (n) FORM SB-2 ELIGIBILITY. The Company is eligible to register securities for resale under Form SB-2 promulgated under the Securities Act.

             (o) EXCLUSIVITY. The Company shall not issue and sell the Debentures to any Person other than the Purchasers without the specific prior written consent of the Purchasers.

             (p) SENIORITY. No indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

             (q) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. Except as set forth in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange, market or trading facility. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

             (r) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights which are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). The Company has not received a written notice that the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

             (s) REGISTRATION RIGHTS; RIGHTS OF PARTICIPATION. Except as set forth on SCHEDULE 6(B) to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied. Except as set forth on SCHEDULE 6(B) to the Registration Rights Agreement, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

             (t) REGULATORY PERMITS. The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

             (u) TITLE. The Company has good and marketable title in fee simple to all real property owned by them which is material to the business of the Company and good and marketable title in all personal property owned by them which is material to the business of the Company, free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases of which the Company are in compliance and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

             (v) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

             (w) DISCLOSURE. The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchasers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby for itself and for no other Purchaser represents and warrants to the Company as follows:

             (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of such Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

             (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, the Registration Rights Agreement and the Debentures, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities.

             (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

             (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

             (e) ABILITY OF SUCH PURCHASER TO BEAR RISK OF INVESTMENT. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

             (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

             (g) GENERAL SOLICITATION. Such Purchaser is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (h) RELIANCE. Such Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

             The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.

                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

         3.1 TRANSFER RESTRICTIONS. (a) The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with any applicable federal and state securities laws. A Purchaser shall notify the Company of any intended transfer of Debentures by it and the identity of the intended transferee. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof (if it is not an affiliate of the Purchaser) to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

             (b) The Purchasers agree to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Securities and on any securities issued in connection with any exchange of securities contemplated in this Agreement:

             NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

             The Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures or exercise of the Warrants occurs at any time while an Underlying Shares Registration Statement is effective under the Securities Act or if the holder is relying on Rule 144 in connection with the resale of such Underlying Shares, or in the event there is not an effective Underlying Shares Registration Statement, and Rule 144 is not then available for resale of the Underlying Shares, at such time as such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the date that an Underlying Shares Registration Statement is declared effective by the Commission (such date, the "EFFECTIVE DATE"). The Company agrees that following the Effective Date, it will, no later than three Trading Days following the delivery by a Purchaser to the Company of a certificate or certificates representing Underlying Shares issued with a restrictive legend, deliver to such Purchaser certificates representing such Underlying Shares which shall be free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

         3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of Underlying Shares upon the conversion of the Debentures and exercise of the Warrants will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon conversion of the Debentures and exercise of the Warrants is unconditional and absolute, subject to the limitations set forth in the Debentures or in the Warrants regardless of the effect of any such dilution.

         3.3 FURNISHING OF INFORMATION. As long as the Purchasers own Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchasers own Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act such information as is required for the Purchasers to sell the Securities under Rule 144 promulgated under the Securities Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including causing its attorneys to render and deliver any legal opinion required in order to permit a Purchaser to receive Underlying Shares free of all restrictive legends and to subsequently sell Underlying Shares under Rule 144 upon receipt of a notice of an intention to sell or other form of notice having a similar effect. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

         3.4 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

         3.5 INCREASE IN AUTHORIZED SHARES. If on any date the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from issuing (a) 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the Debentures and (b) the number of Underlying Shares issuable upon exercise in full of the Warrants (the "CURRENT REQUIRED MINIMUM"), due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate or articles of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchasers in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its issuance, conversion exercise and reservation of shares obligations as set forth in this Agreement, and the Debentures (the sum of (x) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (y) the Current Required Minimum, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the earlier to occur of the sixtieth (60th) day after delivery of the proxy materials relating to such meeting and the ninetieth (90th) day after request by a holder of Securities to issue the number of Underlying Shares in accordance with the terms hereof) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

         3.6 RESERVATION AND LISTING OF UNDERLYING SHARES. (a) The Company shall
(i) in the time and manner required by any national securities exchange, market, trading or quotation facility on which the Common Stock is then traded, prepare and file with such national securities exchange, market, trading or quotation facility on which the Common Stock is then traded an additional shares listing application covering a number of shares of Common Stock which is not less than the Initial Minimum, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on any such national securities exchange, market or trading or quotation facility on which the Common Stock is then listed as soon as possible thereafter, and (iii) provide to the Purchasers evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares issuable upon conversion in full of the then outstanding Debentures and upon exercise of the then unexercised portion of the Warrants exceeds eighty-five percent (85%) of the number of Underlying Shares previously listed on account thereof with any such required exchanges, then the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals no less than the then Current Required Minimum.

             (b) The Company shall maintain a reserve of shares of Common Stock for issuance upon conversion of the Debentures in full and upon exercise in full of the Warrants in accordance with this Agreement, the Debentures and the Warrants, respectively, in such amount as may be required to fulfill its obligations in full under the Transaction Documents, which reserve shall equal no less than the then Current Required Minimum.

         3.7 CONVERSION AND EXERCISE PROCEDURES. The Transfer Agent Instructions and Conversion Notice (as defined in the Debentures) and Form of Election to Purchase under the Warrants set forth the totality of the procedures with respect to the conversion of the Debentures and exercise of the Warrants, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchasers to convert their Debentures and exercise their Warrants.

         3.8 CONVERSION AND EXERCISE OBLIGATIONS OF THE COMPANY. The Company shall honor conversions of the Debentures and exercises of the Warrants and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the Debentures and the Warrants.

         3.9 SUBSEQUENT FINANCINGS; LIMITATION ON REGISTRATIONS.

             (a) From the date of this Agreement through the 270th day following the Effective Date, neither the Company nor GCAP will offer, sell, grant any option to purchase or any right to reprice securities, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its respective common shares or equity or equity equivalent securities (including the issuance of any debt or other instrument that is at any time over the life thereof convertible into or exchangeable for Common Stock or GCAP Common Stock (as hereinafter defined)), and each of GCAP and the Company will cause their respective Affiliates not to offer, sell or issue during such period any of such Affiliate's securities which provide the holder thereof the right to receive any Common Stock or GCAP Common Stock (collectively, "COMMON STOCK EQUIVALENTS" and, with respect to GCAP, "GCAP COMMON STOCK EQUIVALENTS")). The restriction contained in this Section 3.9(a) shall not limit (x) the right of the Company to offer and sell shares of Common Stock or Common Stock Equivalents at a price per share that is not less than $3.00 (subject to equitable adjustment for stock splits and reverse stock splits) and (y) the right of GCAP to offer and sell shares of GCAP Common Stock and GCAP Common Stock Equivalents at a price per share that is not less than $6.00 (subject to equitable adjustment for stock splits and reverse stock splits), PROVIDED, that, in each case (i) the respective securities are not at any time entitled to any reset, repricing, or other purchase price adjustment or other purchase price protection (including, in the case of Common Stock Equivalents and GCAP Common Stock Equivalents, variable or reset rate conversion or exchange pricing), in each case, whether contractually or through one or more ancillary securities such as a repricing warrant or purchase right that could result in the issuance of Common Stock at less than $3.00 (in the case of the Company) and $6.00 (in the case of GCAP), and (ii) the respective securities carry no registration rights and will not be registered prior to the second anniversary of the issuance of such share. The restrictions contained in this Section 3.9(a) shall cease to apply to the Company from and after the date no principal amount of Debentures remain outstanding. The restrictions contained in this Section 3.9(a) shall cease to apply to GCAP from and after (1) if the Purchaser shall have exercised its Exchange Right (as defined below), the date no principal amount of GCAP Debentures remains outstanding, or (2) the date that the Purchaser shall no longer have the right hereunder or under the Exchange Agreement to exercise its Exchange Right.

             (b) Neither the Company nor GCAP will, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its respective equity or equity-equivalent securities or securities of any of its Affiliates that are exchangeable or convertible (directly or indirectly) for shares of Common Stock or GCAP Common Stock, including the issuance of any debt or other instrument at any time over the life thereof convertible into or exchangeable for Common Stock or GCAP Common Stock (collectively, a "SUBSEQUENT PLACEMENT") from the date of this Agreement through the 540th day after the Effective Date, unless (A) the Company or GCAP (as applicable) delivers to each Purchaser a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be effected, and attached to which shall be a term sheet or similar document relating thereto and (B) no Purchaser shall have notified the Company or GCAP (as applicable) by 6:30 p.m. (New York City time) on the fifth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation, financing to the Company or GCAP (as applicable) on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to notify the entity delivering the Subsequent Placement Notice of their intention to enter into such negotiations within such time period, the entity delivering the Subsequent Placement Notice may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; PROVIDED, that the entity delivering the Subsequent Placement Notice shall provide the Purchasers with a second Subsequent Placement Notice, and the Purchasers shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice. If the Purchasers shall indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser shall be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser's pro-rata portion of the aggregate principal amount of Debentures purchased by such Purchaser under this Agreement; provided, that any portion of such financing that a Purchaser does not indicate a willingness to provide may be provided by other Purchaser and, provided, further that the entity delivering the Subsequent Placement Notice shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

             (c) Except for (x) Underlying Shares (including GCAP Common Stock issuable upon the conversion of GCAP Debentures and upon the exercise of GCAP Warrants (as defined below) following an Exchange Date (as defined below)), (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Section 6(c) of the Registration Rights Agreement to be registered, in the Underlying Shares Registration Statement in accordance with the Registration Rights Agreement (or, with respect to the GCAP Registration Statement (as defined below), as permitted pursuant to Section 6(c) of the GCAP Registration Rights Agreement (as defined below) to be registered in the GCAP Registration Statement), and (z) Common Stock permitted to be issued pursuant to
Section 3.9 (e), neither the Company nor GCAP shall, until the 180th day after the Effective Date (i) issue or sell any of its or any of its respective Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) file a registration statement to register any of its respective securities.

             (d) With respect to Section 3.9(a), (b) and (c), the 270, 540 and 180 day periods shall be extended for the number of Trading Days during such period (A) in which trading in the Common Stock is suspended by any securities exchange or market or quotation system on which the Common Stock is then listed, or (B) that the Underlying Shares Registration Statement is not effective following the Effective Date, or (C) that the prospectus included in the Underlying Shares Registration Statement may not be used by the holders thereof for the resale of Underlying Shares following the Effective Date.

             (e) The restrictions contained in Section 3.9(a) and (b) above and, with respect to clause (i) below, Section 3.9(c), shall not apply to (i) the granting of options or warrants to employees, officers and directors of the Company or GCAP, and the issuance of Common Stock or GCAP Common Stock (as applicable) upon exercise of such options or warrants granted under any stock option plan heretofore or hereinafter duly adopted by the Company or GCAP (as the case may be), (ii) the issuance of shares of Common Stock or GCAP Common

Stock (as applicable) pursuant to a bona fide underwritten public offering of the Common Stock or GCAP Common Stock (it being understood that equity line transactions, including any on-going warrant financing, or any similar arrangements shall not constitute a bona fide underwritten public offering) and
(iii) issuances of Common Stock or GCAP Common Stock pursuant to a Strategic Transaction (as defined herein). A "STRATEGIC TRANSACTION" shall mean a transaction or relationship in which the Company or GCAP issues shares of Common Stock or GCAP Common Stock or Common Stock Equivalents or GCAP Common Stock Equivalents, as applicable, to a Person which is, itself or through its subsidiaries, an operating company in a business related to the business of the Company or GCAP and in which the Company or GCAP receives material benefits in addition to the investment of funds, but shall not include a transaction in which the Company or GCAP is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (iv) the issuance of up to 450,000 shares of GCAP Common Stock to Sutton Online at a price per share of not less than $6.00 (subject to equitable adjustment for stock splits and reverse stock splits), and (v) the issuance and sale to Guntard Metall Bank AG of 600,000 shares of GCAP Common Stock and warrants to acquire 600,000 shares of GCAP's Common Stock (including the shares of GCAP Common Stock issuable upon exercise thereof) at a price per share of not less than $6.00 (subject to equitable adjustment for stock splits and reverse stock splits), PROVIDED, that, in the case of (iv) and (v) (1) the respective securities are not at any time entitled to any reset, repricing, or other purchase price adjustment or other purchase price protection, whether contractually or through one or more ancillary securities such as a repricing warrant or purchase right that could result in the issuance of GCAP Common Stock at a price per share of less than $6.00, and (2) the respective securities carry no registration rights and will not be registered prior to the second anniversary of the issuance of such share.

             (f) The obligations of GCAP set forth in this Section 3.9 shall be extended (i) in the case of 3.9(a), to the 270th day following the date that the registration statement required to be filed by GCAP following an exchange pursuant to Section 3.14 to register for resale by the holders thereof the GCAP Common Stock issuable upon conversion of the GCAP Debentures and exercise of the GCAP Warrants (the "GCAP REGISTRATION STATEMENT") is first declared effective by the Commission (the "GCAP EFFECTIVE DATE"), in the case of 3.9(b), to the 540th day following the GCAP Effective Date and, in the case of 3.9(c), to the 180th day following the GCAP Effective Date, each of which periods shall be extended for the number of Trading Days during such period (A) in which trading in the GCAP Common Stock is suspended by any securities exchange or market or quotation system on which the GCAP Common Stock is then listed, or (B) during which the GCAP Registration Statement is not effective, or (C) during which the prospectus included in the GCAP Registration Statement may not be used by the holders thereof for the resale of GCAP Common Stock.

         3.10 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall:
(i) on the Closing Date, issue a press release reasonably acceptable to the Purchasers disclosing the transactions contemplated hereby, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act. The Company shall, no less than two Business Days prior to the filing of any disclosure required by clauses (ii) and (iii) above, provide a copy thereof to the Purchasers for their review. The Company and the Purchasers shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, except that if such disclosure is required by law or stock market regulations, in which such case the disclosing party shall promptly provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the names of the Purchasers, or include the names of the Purchasers in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of the Purchasers, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law or stock market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         3.11 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in connection with the sale of all or substantially all of the assets of the Company or licensing arrangements in the ordinary course of the Company's business, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchasers.

         3.12 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and/or for the acquisitions of of Ostrander Burch & Co. Inc., Carolina Securities, Inc., and/or CrossBridge Capital Partners, LLC, and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), to redeem any Company equity or equity-equivalent securities or to settle any outstanding litigation.

         3.13 REIMBURSEMENT. If any Purchaser becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, solely as a result of acquiring the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including, the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement in this Section does not cover suits or actions brought by a Purchaser or an affiliate of a Purchaser against any Purchaser or the Company, GCAP or their respective affiliates or agents other than as a result of cross action or joinder following institution of an action against a Purchaser as contemplated by this Section. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person. The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

         3.14 EXCHANGE RIGHT

             (a) Each Purchaser shall have the right (the "EXCHANGE Right") on any Business Day between January 16, 2001 and 5:30 p.m. (New York City time) on March 14, 2001, to exchange any portion of their Debentures and Warrants not previously converted or exercised for GCAP Debentures and GCAP Warrants (each, as defined below). Upon exercise of the Exchange Right, each dollar of then outstanding principal amount of the exchanging Purchaser's Debentures will be exchanged for GCAP Debentures in a principal amount equal to 120% of such Debenture principal amount, plus all accrued and unpaid interest thereon that is not paid on the Exchange Date (as defined below) by delivery of registered or freely tradeable shares of GCAP Common Stock equal in value to such interest. Upon exercise of the Exchange Right by a Purchaser, each remaining "Warrant Share" under such Purchaser's Warrants will be exchanged for an equal number of GCAP Warrants.

             (b) A Purchaser shall exercise its Exchange Right by delivering to each of the Company and GCAP a written notice of its election to exercise the Exchange Right ("EXCHANGE NOTICE"). The exchange will be effected on the fifth Trading Day following the delivery of the Exchange Notice (such fifth Trading Day, the "EXCHANGE DATE").

             (c) On the Exchange Date, GCAP shall issue and deliver to the Purchaser who delivered the Exchange Notice, at its address for notice set forth herein, executed copies of the following: (1) a Registration Rights Agreement, among GCAP and the Purchasers, in the form attached to the Exchange Agreement (the "GCAP REGISTRATION RIGHTS AGREEMENT"), (2) convertible debentures of GCAP in an aggregate principal amount as contemplated in Section 3.14(a), each in the form attached to the Exchange Agreement (the "GCAP DEBENTURES"), (3) warrants to acquire such shares of GCAP common stock (the "GCAP COMMON STOCK") as contemplated in Section 3.14(a), each in the form attached to the Exchange Agreement (the "GCAP WARRANTS") and (4) Transfer Agent Instructions, in the form attached to the Exchange Agreement as, delivered to and acknowledged by GCAP's transfer agent (the "GCAP TRANSFER AGENT INSTRUCTIONS"). The Exchange Agreement and the documents specified in clauses (1)-(4) of the immediately preceding sentence are collectively referred to herein as "GCAP EXCHANGE DOCUMENTS." Upon its receipt of the GCAP Exchange Documents, the exchanging Purchaser shall deliver to the Company the Debentures and the Warrants subject to such exchange. The failure by GCAP to execute and deliver to the exchanging Purchaser any GCAP Exchange Documents by the Exchange Date shall constitute an Event of Default (as defined in the Debentures), and in such event the Purchaser may also avail itself of all rights under the Transaction Documents, the GCAP Exchange Documents and applicable law, including the right to rescind such Exercise Right and Exercise Notice, ab initio.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.1 FEES AND EXPENSES. At the Closing, the Company shall reimburse the Purchasers for their legal fees and expenses incurred in connection with the preparation and negotiation of the Transaction Documents by paying to Robinson Silverman $40,000 for the preparation and negotiation of the Transaction Documents. The amount contemplated by the immediately preceding sentence shall be retained by the Purchasers and shall not be delivered to the Company at the Closing. Other than the amount contemplated herein, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities

         4.2 ENTIRE AGREEMENT; AMENDMENTS. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding (other than with respect to any exchange of securities as contemplated herein) of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         4.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) the Business Day following the date of mailing, if sent by. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:         MoneyZone.com

                                    8701 Red Oak Blvd., Suite 100
                                    Charlotte, NC, 28217
                                    Facsimile No.: (704) 522-1310
                                    Attn: Chief Financial Officer

         With copies to:            Berlack, Israels & Liberman LLP
                                    120 West 45th Street
                                    New York, NY 10036
                                    Facsimile No.: (212) 704-0100
                                    Attn: Alan N. Forman, Esq.

         If to GCAP:                Global Capital Partners, Inc.
                                    6000 Fairview Road, Suite
                                    1410 Charlotte, NC, 28210
                                    Facsimile No.: (704) 643-8097
                                    Attn: Martin Sumichrast

         With copies to:            Berlack, Israels & Liberman LLP
                                    120 West 45th Street
                                    New York, NY 10036
                                    Facsimile No.: (212) 704-0100
                                    Attn: Alan N. Forman, Esq.

         If to a Purchaser:         To the address set forth under such
                                    Purchaser's name on the signature pages
                                    hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         4.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended except in a written instrument signed, (i) with respect to all sections hereof other than Article I, Article IV, Section 3.9 (as it pertains to GCAP) and
Section 3.14, by the Company and each of the Purchasers, (ii) with respect to
Article I and Article IV, by each party hereto, and (iii) with respect to
Section 3.9 (as it pertains to GCAP) and Section 3.14, each of the Purchasers and GCAP. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor GCAP may assign this Agreement or the Exchange Agreement or any rights or obligations hereunder or thereunder without the prior written consent of the Purchasers. Except as set forth in Section 3.1(a), the Purchasers may not assign this Agreement or any of the rights or obligations hereunder without the consent of the Company.

         4.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         4.8 GOVERNING LAW. The corporate laws of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

         4.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise, conversion and exchange (as the case may be) of the Warrants and the Debentures.

         4.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         4.11 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         4.12 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents and of GCAP under Section 3.9, Section 3.14, Article I and Article IV of this Agreement . The parties hereto agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         4.13 INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document is several and not joint with the obligations of any other Purchaser and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                     MONEYZONE.COM

                     By: /s/ SUSAN McAVOY
                        -------------------------------------
                        Name: Susan McAvoy
                        Title: Vice President


                     GLOBAL CAPITAL PARTNERS, INC.

                     By: /s/ MARTIN SUMICHRAST
                        -------------------------------------
                        Name: Martin Sumichrast
                        Title: Chairman and CEO


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGE FOR PURCHASER FOLLOWS]

                                                      [Purchaser Signature Page]


                             CORTLANDT INVESTORS LLC

                     By: /s/ DANNY SAKS
                        -------------------------------------
                        Name: Danny Saks
                        Title:


                     Purchase Price:               $2,500,000
                     Warrant Shares:                  250,000
                     Common Shares at Closing          30,000


                     Address for Notice:

                     c/o WEC Asset Management LLC
                     110 Colabaugh Pond Road
                     Croton-on-Hudson, NY 10520
                     Facsimile No.: (914) 271-0889
                     Attn: Danny Saks

                     With copies to:

                     Robinson Silverman Pearce Aronsohn & Berman LLP 1290 Avenue of the Americas
                     New York, NY  10104
                     Facsimile No.: (212) 541-4630 and (212) 541-1432
                     Attn: Eric L. Cohen, Esq.